SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 21, 2007, Copano Energy, L.L.C. (the “Company”) issued a press release announcing that it has supplemented its commodity risk management portfolio through the acquisition of additional put options and entry into additional swap agreements. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated into this Item 8.01 by reference. In connection therewith, on June 18, 2007, the Company amended its risk management policy to provide that (i) through December 31, 2008, notional volumes subject to its derivatives transactions may not exceed the Company’s projected requirements or output for the hedged period with respect to the commodity hedged and (ii) after December 31, 2008, such notional volumes may not exceed 80% of the Company’s projected requirements or output for the hedged period with respect to the commodity hedged.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Copano Energy, L.L.C. press release dated June 20, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: June 21, 2007	By:	/s/ MATTHEW J. ASSIFF
		Name:	Matthew J. Assiff
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Copano Energy, L.L.C. press release dated June 20, 2007